UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 22, 2014

STURM, RUGER & COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-10435 (Commission File Number)	06-0633559 (IRS Employer Identification Number)

ONE LACEY PLACE, SOUTHPORT, CONNECTICUT 06890

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (203) 259-7843

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors

On September 22, 2014 the Company announced the appointment of Terrence O’Connor as a Director of the Company, effective immediately. Prior to Mr. O’Connor’s appointment, the Company’s Board of Directors (the “Board”) voted to increase the size of the Board from six to seven Directors.

Mr. O’Connor will participate in the Company’s standard arrangements for the compensation of non-employee directors, which provide for a combination of cash and equity-based compensation. A description of those arrangements was included in the Company’s Schedule 14A that was filed on March 27, 2014, which is incorporated herein by reference.

A copy of the press release issued by the Company on September 22, 2014 in connection with Mr. O’Connor’s appointment is furnished as Exhibit 99.1 to the Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release of Sturm, Ruger & Company, Inc. dated September 22, 2014, regarding the appointment of Terrence O’Connor as a Director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STURM, RUGER & COMPANY, INC.

By:	/S/ THOMAS A. DINEEN
	Name:	Thomas A. Dineen
	Title:	Principal Financial Officer,
Principal Accounting Officer,
Vice President, Treasurer and
Chief Financial Officer

Dated: September 22, 2014